Zeta Corporation
                                Formed in Florida







                Federal Employer Identification Number (Tax ID):
                                   58-2349413

                                                            Corporate Creations@
                                                                  (305) 672-0686

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                                     [SEAL}
                           FLORIDA DEPARTMENT OF STATE
                                Sandra B. Mortham
                               Secretary of State


October 22, 1997

 ZETA CORPORATION
 6805 SUNDANCE TPAIL
 RIVERSIDE, CA 92506


The Articles of Incorporation for ZETA CORPORATION were filed on October 22, 1997, effective October 21, 1997, and assigned document number P97000090722. Please refer to this number whenever corresponding with this office.

Enclosed is the certification requested. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H97000017519.

A corporation annual report will be due this office Joetween January 1 and May 1 of the year following the calendar year of the file date year. A Federal Employer Identification (FEI) number will be required before this report can be filed. Please apply NOW with the Internal Revenue Service by calling 1-800-829-3676 and requesting form SS-4.

Please be aware if the corporate address changes, it is the responsibility of the corporation to notify this office.

Should you have questions regarding corporations, please contact this office at the addxess given below.

Becky McKnight
Document Specialist
New Filings Section
Division of Corporations

Letter Number: 897AO0051499


      Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314

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                                     [SEAL]


I certify from the records of this office that ZETA CORPORATION is a corporation organized under the laws of the State of Florida, filed on October 22, 1997, effective October 21, 1997.

The document number of this corporation is P97000090722.

I further certify that said corporation has paid all fees and penalties due this office through December 31, 1997, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

I further certify that this is an electronically transmitted certificate authorized by section 15.16, Florida Statutes, and authenticated by the code, 897AC0051499-102297-P97000090722-1/1, noted below.


               Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Twenty-second day of October, 1997

 Authentication Code: 897AO0051499-102297-P97000090722-1/1



[SEAL]                                                     /s/ Sandra B. Mortham
                                                           ---------------------
                                                              Secretary of State

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ARTICLES OF INCORPORATION

Article 1. Name
---------------

The name of this Florida corporation is: Zeta Corporation

Article II. Address
-------------------

The mailing address of the Corporation is: Zeta Corporation 6805 Sundance Trail Riverside CA 92506

Article Ill. Registered Agent
-----------------------------

The name and address of the registered agent of the Corporation is: Corporate Creations Enterprises, Inc. 4521 PGA Boulevard #211 Palm Beach Gardens FL 33418

Article IV. Board of Directors
------------------------------

The name of each member of the Corporation's Board of Directors is:

Ken Finkelstein
David Gamache

The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent pen-nitted by applicable law.

Corporate Creations International Inc.
1210 Washington Avenue - Suite 230
Miami Beach FL 33139
(305) 672-0686

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Article V. Capital Stock
------------------------

The Corporation shall have the authority to issue 100,000,000 shares of common stock, par value $.001 per share. The Corporation shall have the authority to issue 1,000,000 shares of preferred stock, par value $.10 per share, which may be divided into series and with the preferences, limitations and relative rights determined by the Board of Directors.


Article VI. Incorporator
------------------------

The name and address of the incorporator is:

Corporate Creations International Inc.
1210 Washington Avenue - Suite 230
Miami Beach FL 33139

Article VII Corporate Existence
-------------------------------

These Articles of Incorporation shall become effective and the corporate existence will begin on October 21, 1997.

The undersigned incorporator executed these Articles of Incorporation on October 22, 1997.


/s/ Greg K. Kuroda
------------------
CORPORATE CREATIONS INTERNATIONAL INC.
Greg K. Kuroda Vice President


Corporate Creations International Inc.
1210 Washington Avenue - Suite 230
Miami Beach FL 33139
(305) 672-0686

CERTIFICATE OF DESIGNATION
REGISTERED AGENT/OFFICE


CORPORATION:
------------
Zeta Corporation

REGISTERED AGENT/OFFICE:
------------------------
Corporate Creations Enterprises, Inc.
4521 PGA Boulevard #211
Palm Beach Gardens FL 33418


I agree to act as registered agent to accept service of process for the corporation named above at the place designated in this Certificate. I agree to comply with the provisions of all statutes relating to the proper and complete performance of the registered agent duties. I am familiar with and accept the obligations of the registered agent position.


/s/ Greg K. Kuroda
------------------
CORPORATE CREATIONS ENTERPRISES, INC.
Greg K. Kuroda, Vice President

Date: October 22, 1997


Corporate Creations International Inc.
1210 Washington Avenue - Suite 230
Miami Beach FL 33139
(305) 672-0686